New York Mortgage Trust Provides
Preliminary Estimates of Third Quarter 2022 Financial Results and Announces Date of Third Quarter 2022 Conference Call

NEW YORK, NY – October 17, 2022 (GLOBE NEWSWIRE) – New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today announced preliminary estimates of select financial information as of and for the quarter ended September 30, 2022 in light of sustained market volatility.

Preliminary Estimates of Select Financial Information for Third Quarter 2022

•Book value per common share. Book value per common share at September 30, 2022 was estimated to be between $3.62 and $3.66 compared to $4.06 per common share at June 30, 2022.

•Undepreciated book value per common share1. Undepreciated book value per common share at September 30, 2022 was estimated to be between $3.86 and $3.90 compared to $4.24 per common share at June 30, 2022.

•Company recourse leverage ratio2 and portfolio recourse leverage ratio3. Company recourse leverage ratio was estimated to be 0.5x and portfolio recourse leverage ratio was estimated to be 0.4x as of September 30, 2022.

•Liquidity position. The Company has maintained a strong liquidity position, with $336 million of available cash4 and $586 million of unencumbered residential loans, investment securities (including securities owned in Consolidated SLST) and mezzanine lending investments as of September 30, 2022.

•Cash dividend. As previously announced on September 16, 2022, the Company declared a third quarter 2022 common stock cash dividend of $0.10 per share, payable on October 26, 2022 to holders of record as of September 26, 2022.

•Stock repurchase program. The Company repurchased 5.5 million shares of its common stock at an average repurchase price of $2.62 per share during the quarter ended September 30, 2022.

The preliminary estimates set forth above are unaudited and subject to change as the Company’s quarter end closing process is completed. While the Company believes the estimates are based on reasonable assumptions, actual results may vary and such variations may be material. Factors that could cause actual results to differ from estimates include, but are not limited to: (i) adjustments in the calculation of, or application of accounting principles for, the financial results for the quarter ended September 30, 2022; (ii) the discovery of new information that impacts the valuation methodologies underlying these results; (iii) errors in the preliminary assessment of the value of our assets and liabilities; (iv) accounting changes required by GAAP; and (v) the risks and uncertainties described under the headings “Forward-Looking Statements” below and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The Company undertakes no obligation to update or revise these estimates, and investors should not place undue reliance on these estimates because they may prove to be materially inaccurate. Third quarter actual results remain subject to the review by the Company’s independent auditors.

1 Represents a non-GAAP financial measure. A reconciliation of undepreciated book value per common share to GAAP book value per common share is included below in "Non-GAAP Financial Measures."
2 Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity.
3 Represents the Company's outstanding recourse repurchase agreement financing divided by the Company’s total stockholders’ equity.
4 Available cash is calculated as unrestricted cash of $370 million less $34 million of cash held by the Company’s consolidated multi-family apartment communities.

2022 Third Quarter Conference Call Scheduled for Thursday, November 3, 2022

The Company expects to release its financial results for the quarter ended September 30, 2022 after the market close on Wednesday, November 2, 2022. New York Mortgage Trust's executive management will host a conference call and audio webcast at 9:00 a.m., Eastern Time, on Thursday, November 3, 2022. To access the conference call, please pre-register at https://register.vevent.com/register/BIe20f66057df34b1cae141bfb5be18719. Registrants will receive confirmation with dial-in details.

A live audio webcast of the conference call can be accessed, on a listen-only basis, at the Investor Relations section of the Company's website at www.nymtrust.com. A webcast replay link of the conference call will be available on the Investor Relations section of the Company’s website approximately two hours after the call and will be available for 12 months.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets.

Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default or delinquency and/or decreased recovery rates on the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in the Company’s relationships with and/or the performance of its operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets, including changes resulting from the ongoing spread and economic effects of COVID-19; and the impact of COVID-19 on the Company, its operations and its personnel.

These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes a non-GAAP financial measure, undepreciated book value per common share. Undepreciated book value per common share of $3.86-$3.90 is a supplemental non-GAAP financial measure calculated as GAAP book value per common share of $3.62-$3.66 adjusted for the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate, net held at the end of the period, representing adjustments of $0.08 and $0.16 per common share, respectively. By excluding these non-cash adjustments, undepreciated book value reflects the value of the Company’s rental property portfolio at its undepreciated basis. The Company's rental property portfolio includes single-family rental homes directly owned by the Company and consolidated multi-family apartment communities. The Company believes that the presentation of undepreciated book value per common share is useful to investors and the Company as it allows management to consider the overall portfolio exclusive of non-cash adjustments to operating real estate, net and facilitates the comparison of our financial performance to that of our peers.

The Company’s presentation of undepreciated book value per common share may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because undepreciated book value per common share is not calculated in accordance with GAAP, it should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP and should be carefully evaluated.

For Further Information

AT THE COMPANY
Investor Relations
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com